                         May 8, 1997




First Merchants Acceptance Corporation
570 Lake Cook Road, Suite 126
Deerfield, IL 60015

Attention:  Norman Smagley

     Re:
     LaSalle National Bank - First Merchants Acceptance Corporation

Dear Mr. Smagley:

     Reference is hereby made to that certain Fourth Amended and Restated Loan and Security Agreement dated as of February 28, 1996, among First Merchants Acceptance Corporation ("Borrower"), LaSalle National Bank as Agent
("Agent"), and the other Lenders who are parties thereto (as heretofore and from time to time hereafter amended or supplemented, the "Loan Agreement"), and all documents, instruments and agreements executed and delivered thereunder or in connection therewith (hereinafter, together with the Loan Agreement, referred to collectively as the "Credit Agreements"). Initial capitalized terms used herein which are not otherwise defined herein, shall have the meanings provided therefor in the Credit Agreements.

     Agent, on behalf of the Lenders, has previously advised Borrower and Borrower has acknowledged that it is in default of various terms and conditions of the Loan Agreement. Representatives of Borrower have requested that Agent and Lenders grant Borrower time in which to effect replacement financing and that Agent and Lenders continue to extend credit to Borrower and forbear in the enforcement of their rights and remedies as a result of such Events of Default.

     Agent and Lenders have agreed to forbear in the exercise of their rights and remedies, but without waiving any existing Events of Default, and to continue to make limited extensions of credit to Borrower, all to the extent and subject to the conditions and provisions stated in this letter agreement ("Forbearance Agreement").

     To continue to assist Borrower in obtaining replacement financing arrangements, and notwithstanding the occurrence of Events of Default under the Credit Agreements, Agent and Lenders agree that, absent any further Events of Default by Borrower under the Credit Agreement, as modified by this Forbearance Agreement, Agent and Lenders will forbear from taking action to recover full payment of Borrower's Obligations to and including June 30, 1997 (the "Forbearance Expiry Date"), and Agent and Lenders will continue to make Revolving Loans to Borrower, pursuant to the terms of the Loan Agreement as modified by this Forbearance Agreement up to a maximum amount of Obligations outstanding of One Hundred Million Dollars ($100,000,000.00) (the "Cap") subject to and on the following terms and conditions:


     Effective April 16, 1997, the interest rate on all outstanding Obligations, regardless of whether such Obligations consist of Eurodollar Loans or bear interest based upon the Prime Rate, shall be increased by two percent (2%) per annum, which interest shall be payable to Agent on behalf of Lenders, monthly, on the first day of each month. From and after April 16, 1997, Borrower shall not be entitled to request Eurodollar Loans and all Revolving Loans made on or after such date shall bear interest at the rate of two percent (2%) per annum in excess of the Prime Rate.


     Borrower shall pay to Agent, for the pro rata benefit of the Lenders, on the date of this Forbearance Agreement, a forbearance fee in the sum of Fifty Thousand Dollars ($50,000.00).


     Borrower shall reimburse Agent and each Lender for any and all reasonable out-of-pocket costs, fees, and expenses incurred by any of them as a result of the occurrence of the various Events of Default under the Loan Agreement, the exercise by Agent and Lenders of their rights and remedies subsequent to such Events of Default, the negotiation, documentation and enforcement of the forbearance arrangements evidenced by this Forbearance Agreement and the continued extension of credit pursuant to the terms of this Forbearance Agreement. Such out-of-pocket costs, fees and expenses shall include, without limitation, attorneys' fees and expenses of outside counsel to Agent and Lenders, fees and expenses of accountants and other professionals retained by Agent and Lenders to perform collateral and financial audits and other business analyses, and all travel, food and lodging expenses of Agent and Lenders.


     Borrower shall continue to cooperate fully with Agent and Lenders, their attorneys and their attorneys' outside accountants, Grant Thornton & Co., in conducting an ongoing examination of Borrower's financial records and the Collateral, and shall reimburse Agent for all costs and expenses of each such audit or business analysis.


     Borrower shall provide evidence to Agent and Lenders that not less than eighty percent (80%) of the proceeds of all Revolving Loans made by Lenders to Borrower from and after April 16, 1997 (exclusive of proceeds of Revolving Loans used for payroll expenses) shall be for the purchase of Eligible Contracts.


     Borrower shall update Agent and Lenders, on a weekly basis, of the status of Borrower's efforts towards obtaining replacement financing accommodations and shall provide Agent and Lenders copies of all proposals and commitments received by Borrower.


     Borrower may, with the prior written consent of Agent and Lenders, which consent will not be unreasonably withheld, conduct bulk sales of Contracts. Any such sales shall be on terms and conditions deemed reasonably acceptable to Agent and Lenders including, without limitation, selection criteria of Contracts for sale in a manner similar to prior asset securitizations, and which would not affect the Collateral which would remain subsequent to such sale more adversely than prior asset securitizations. Borrower shall provide Agent and Lenders with a proforma Borrowing Base Certificate giving effect to any such Sale, at the time of its request for Lender's consent. Any proceeds of approved sales of assets by Borrower shall be applied to the outstanding
     Obligations and shall be a permanent reduction of the Cap by an amount equal to sixteen percent (16%) of the aggregate outstanding face amount of all Contracts which are sold.


     Borrower shall provide to Agent and Lenders Borrower Base Certificates (i) on a weekly basis and (ii) on the date of each request for a Revolving Loan, together with other evidence of Borrower's compliance with the Borrowing Base, as well as such other reports and financial data as the Agent and Lenders may reasonably request.


     Borrower shall demonstrate to Agent and Lenders, together with each request for a Revolving Loan, that Borrower is compliance with the Borrowing Base, as modified by this Forbearance Agreement, including without limitation, the imposition of the Cap, as such Cap may be reduced from time to time by asset sales.


     Any Lender may, without the consent of the Borrower, but with the consent of Agent, which consent will not be unreasonably withheld, assign its rights or obligations under this Forbearance Agreement and the Credit Agreements.


     Borrower further agrees, that in order to induce Agent and Lenders to forbear from enforcing their rights and to continue to provide Revolving Loans to Borrower as provided hereunder, to release and Borrower hereby releases and discharges Agent and Lenders, their officers, agents, shareholders, directors, and employees from any and all liabilities, actions, omissions, claims, demands and damages, or any basis for instituting suit for legal or equitable relief, in whatever nature and form, which may exist, or which may be alleged to have existed on or prior to the date hereof, arising under or in connection with the Credit Agreements, or any prior business relationship between the parties thereto. Further, Borrower indemnifies Agent and Lenders and their officers, agents, shareholders, directors and employees from any and all liabilities, actions, costs, claims, and attorneys' fees relating to any present or future claim or action against Borrower arising out of or related to the Credit Agreements, including without limitation, claims by any agency or department of the United States government, or any state government, any officer, director, or employee, present or future, of Borrower, or any present or former shareholders. This release and indemnity shall survive the termination of the forbearance hereunder.


     On or prior to June 30, 1997, Borrower shall repay in full the Obligations and Agent and Lenders obligations to make additional Loans under the Credit Agreements and this Forbearance Agreement, shall terminate.


     Borrower shall continue to act as servicer of all Contracts sold pursuant to a Permitted Securitization Transaction or approved bulk sale of Contracts.


     Borrower shall cause all proceeds of Contracts to be paid to the lock box established with Agent or to bank accounts which are automatically swept into an account under Agent's sole dominion and control.

     Except as expressly provided herein, this Forbearance Agreement will not constitute a waiver or modification of any provision of the Credit
Agreements or any Events of Default by Borrower thereunder or subsequent Events of Default, whether of a different or like nature, or constitute a course of conduct or dealing with respect to any Events of Default or additional extensions of credit. This Forbearance Agreement shall not constitute a waiver of any rights, powers or remedies of Agent or Lenders under the Credit Agreements, all of which are hereby expressly reserved.

     A breach of any term or condition of this Forbearance Agreement or any other or additional breach of any provision of the Credit Agreements shall constitute an additional Event of Default under the Credit Agreements without notice to Borrower or the passage of time, and Agent and Lenders may terminate their forbearance hereunder, cease making Revolving Loans and exercise all of their rights and remedies under the Credit Agreements.

     As between Borrower and Agent, and Borrower and Lenders, in the event of any conflict between the terms and provisions of the Credit Agreements and this Forbearance Agreement, the terms and provisions of this Forbearance
Agreement shall prevail.

     This Forbearance Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

     In order to acknowledge the understanding and agreement by Borrower, Agent and Lenders to the terms of Agent's and Lenders' forbearance and the continued extensions of credit to Borrower hereunder, please have a duly authorized officer of Borrower execute the enclosed duplicate original of this Forbearance Agreement and return it to the undersigned prior to 5:00 P.M., May 9, 1997. The agreement of Agent and Lenders to forbear and to continue making loans on the terms and conditions provided in the Credit Agreements and hereunder is conditional upon and subject to Agent's receipt of the executed counterpart original of this Forbearance Agreement, duly executed by Borrower, before 5:00 P.M., Thursday, May 8, 1997.

     Very truly yours,

                              LASALLE NATIONAL BANK, as Agent for the Lenders


                              By:  /s/ Terry Keating
                                   _______________________________
                              Title:  Vice President
                                   _______________________________

Acknowledged and agreed to this ____ day of May, 1997:

                              FIRST MERCHANTS ACCEPTANCE CORPORATION


                              By:   /s/ Norman Smagley
                                   _______________________________
                              Title: Senior Vice President and Chief Financial Officer
                                    ------------------------------
The undersigned hereby acknowledge and consent to the above Forbearance Agreement and agree that notwithstanding the Forbearance Agreement, their Commitments shall remain unchanged, but subject to the Cap on outstanding Obligations provided under the Forbearance Agreement:

                         LASALLE NATIONAL BANK

                         By:
                              _______________________________
                         Title:
                              _______________________________

                         NBD BANK

                         By:
                              _______________________________
                         Title:
                              _______________________________

                         FIRSTAR BANK MILWAUKEE, N.A.

                         By:
                              _______________________________
                         Title:
                              _______________________________

                         HARRIS TRUST AND SAVINGS BANK

                         By:
                              _______________________________
                         Title:
                              _______________________________

                         FIRST BANK, NATIONAL ASSOCIATION

                         By:
                              _______________________________
                         Title:
                              _______________________________

                         THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                         By:
                              _______________________________
                         Title:
                              _______________________________

                         FLEET BANK, NATIONAL ASSOCIATION

                         By:
                              _______________________________
                         Title:
                              _______________________________

                         CORESTATES BANK, N.A.

                         By:
                              _______________________________
                         Title:
                              _______________________________

                         MELLON BANK, N.A.

                         By:
                              _______________________________
                         Title:
                              _______________________________